CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Thrivent Mutual Funds of our reports dated December 18, 2023, relating to the financial statements and financial highlights of Thrivent Low Volatility Equity Fund and Thrivent Global Stock Fund, which appear in Thrivent Mutual Funds’ Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.

Minneapolis, Minnesota

March 26, 2024